UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2018, ReShape Lifesciences Inc. (the “Company”) received a written notice from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it has failed to comply with Listing Rule 5250(e)(2), which requires companies listed on Nasdaq to file notification forms for the Listing of Additional Shares (“LAS Notification”) at least 15 calendar days prior to issuing any common stock (or any securities convertible into common stock) in a transaction that may result in the potential issuance of common stock (or securities convertible into common stock) greater than 10% of either the total shares outstanding or the voting power outstanding on a pre-transaction basis. Specifically, the Company did not timely submit LAS Notifications on five occasions since June 2018 in connection with the Company’s publicly announced securities offerings during that period. While the Company did submit LAS Notifications for each of the offerings, they were not submitted at least 15 calendar days prior to the closing of the offerings as required by Listing Rule 5250(e)(2). The Nasdaq Staff has requested that the Company submit a plan on or before August 29, 2018 to address the specific steps the Company is taking to ensure that it will comply with Listing Rule 5250(e) in the future.

In addition to the failure to comply with Listing Rule 5250(e)(2), the Nasdaq Staff is considering whether the Company’s history of non-compliance with Nasdaq’s minimum $1.00 bid price requirement and the corresponding history of reverse stock splits raise public interest concerns under Listing Rule 5101, which provides that Nasdaq may suspend or delist particular securities based on any event, condition or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of the Nasdaq Staff, even though the securities meet all enumerated criteria for continued listing on Nasdaq. In that regard, the Nasdaq Staff may determine that any subsequent failure by the Company to comply with the minimum bid price rule, or any price-based market value requirement, constitutes a public interest concern that would result in the Nasdaq Staff issuing of a delisting determination with respect to the Company’s common stock.

The Company intends to actively monitor its performance with respect to the Nasdaq listing standards and will consider available options to maintain compliance with the Nasdaq rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: August 28, 2018